Reconciliation from GAAP Operating Income to EBITDA
Strong track record of increasing EBITDA

In thousands

Mar 31,

Jun 30,

Sept 30,

Dec 31,

Mar 31,

Jun 30,

Sept 30,

Dec 31,

Mar 31,

Jun 30,

Sept 30,

For the three months ended …………….

2002

2002

2002

2002

2003

2003

2003

2003

2004

2004

2004

GAAP operating income, as reported

(3,904)

$

(3,793)

$

(2,601)

$

(2,091)

$

837

$

1,075

$

2,015

$

2,964

$

3,598

$

4,013

$

3,686

$

Adjustments:

   Depreciation and amortizaton

1,566

1,756

1,798

1,666

1,608

1,680

1,560

1,573

1,733

1,592

1,529

   Amortization of unearned compensation

      related to long-term incentives

447

Proforma EBITDA

(2,338)

$

(2,037)

$

(803)

$

(425)

$

2,445

$

2,755

$

3,575

$

4,537

$

5,331

$

5,605

$

5,662

$

Non-GAAP Financial Measure Reconciliation

Note:  Earnings  before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in our industry that we believe is useful to investors because it provides an indication of the cash flows earned by our Company that are available to pay interest, taxes, capital expenditures and indebtedness, among other items.  The use of EBITDA may be different from the presentation used by other companies, and therefore, comparability may be limited.  EBITDA should not be considered as an alternative to net income or operating income or any other operating performance measure prescribed by GAAP and should be considered together with GAAP financial measures.